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Orchid BioSciences, Inc.

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The following is the text of a press release issued by Orchid BioSciences, Inc. on January 13, 2003:

FOR IMMEDIATE RELEASE

Orchid BioSciences, Inc.
(609) 750-2200
Tracy J. Henrikson
Director, Corporate Communications

ORCHID BIOSCIENCES TO APPEAL NASDAQ DELISTING DETERMINATION

--Board Intends to Seek Stockholder Approval for Reverse Stock Split--

PRINCETON, N.J., Jan 13, 2003 - Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced that it has received a notice from Nasdaq indicating that the Company has failed to comply with the $1.00 minimum bid price required for continued listing by Marketplace Rule 4450(a)(5) and that its common stock is subject to delisting from the Nasdaq National Stock Market. Orchid intends to file a request for a hearing before the Nasdaq Qualifications Panel to appeal the staff determination. The Company’s stock will continue to be traded on the Nasdaq National Market pending the final decision by Nasdaq. A hearing date has not yet been set by Nasdaq.

Orchid has implemented a number of actions during the past several months which are designed to enhance its overall business, reduce its operating losses and strengthen its cash position. The Company expects that these actions, as well as further initiatives currently being pursued, will help increase its share price going forward.

Orchid also intends to seek stockholder approval to implement a reverse stock split in order to comply with the minimum bid price requirement. Orchid’s Board of Directors has authorized the Company to seek stockholder approval to authorize an amendment to Orchid’s Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock. Orchid intends to file a preliminary proxy statement regarding the reverse stock split proposal with the Securities and Exchange Commission (SEC), and intends to mail a definitive proxy statement regarding this proposal to its stockholders.

There can be no assurance that the Nasdaq Qualifications Panel will decide to allow Orchid to remain listed or that Orchid’s actions will prevent the delisting of its common stock from the Nasdaq National Market. Orchid will not be notified until the Nasdaq Qualifications Panel makes a formal decision. Until then, Orchid’s common stock will remain listed on the Nasdaq National Market.

A special meeting of Orchid’s shareholders, to be scheduled when a definitive proxy statement is issued, will be held to consider this proposal. In connection with the proposed reverse stock split, stockholders of Orchid are urged to read the definitive proxy statement when it becomes available because it will contain important information about Orchid and the proposed split. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations at (609) 750–2324. Investors and security holders will also be able to obtain free copies of the proxy statement and other documents filed by Orchid with the SEC at the SEC’s web site at www.sec.gov. Orchid and its directors may be deemed to be participants in the solicitation of proxies from Orchid’s stockholders in connection with the proposed reverse stock split. Orchid’s directors may be deemed to have interests in the reverse stock split, including as a result of holding options or shares of Orchid stock. Information about the directors of Orchid and their ownership of Orchid common stock will be set forth in the definitive proxy statement.

About Orchid BioSciences

Orchid BioSciences is the leading provider of services and products for profiling genetic uniqueness. Orchid’s interlocking strategic business units address distinctive markets that together represent a unique balance of established, predictable growth, such as forensic and paternity DNA testing, and large upside potential, like pharmacogenetics–based personalized healthcare. All leverage Orchid’s network of accredited genotyping laboratories, its leading technologies and its expertise in genetic analysis. Orchid provides identity genomics testing for forensics and paternity through Orchid Cellmark and Orchid GeneScreen. Orchid Diagnostics markets products and services for HLA genotyping, disease susceptibility testing and immunogenetics. Orchid GeneShield is developing pharmacogenetics–based programs designed to accelerate the adoption of personalized healthcare. Orchid provides advanced SNP genotyping services to pharmaceutical, biotechnology, agricultural and academic customers, and develops valuable SNP markers and assays. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Orchid's expectation that the actions it has implemented during the past several months which are designed to enhance its overall business, reduce its operating losses and strengthen its cash position, as well as further initiatives it is currently pursuing, will help increase its share price going forward; its intention to implement a reverse stock split in order to comply with minimum bid price requirement; and its intention to file a preliminary proxy statement regarding the reverse stock split proposal with the Securities and Exchange Commission (SEC) and mail a definitive proxy statement to its stockholders. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, and patent protection and litigation. These risks and other additional factors affecting Orchid’s business are discussed in the “Forward-Looking Statements” section of Orchid’s Form 10-Q for the quarterly period ended September 30, 2002 and the “Overview” and “Risk Factors” sections of Orchid’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

Information contained in our press releases should be considered accurate only as of the date of the release. Information in any press release may be superseded by more recent information we have disclosed in later press releases, filings with Securities and Exchange Commission or otherwise. Press releases may contain forward-looking statements based on the expectations of our management as of the date of release. Actual results may materially differ based on several factors, including those described in the press release.